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                                                                 Exhibit 99.5(a)

                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON     [contract#####]
  APPLICATION FOR MODIFIED SINGLE PAYMENT VARIABLE LIFE INSURANCE AND CONTRACT
                                   INFORMATION

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1. Plan:      / / Single Life
              / / Single Life W/Last Survivor Benefit     2. Initial Payment       $______________
                  Agreement

Additional Agreements
______________________________________________               Initial Death Benefit $______________

3.                   INSURED A                            4.                       INSURED B

-----------------------------------------------------     -----------------------------------------------------
  First                MI                Last               First                  MI              Last

----------------------------------------------------      -----------------------------------------------------
  Street                                                    Street

-----------------------------------------------------     -----------------------------------------------------
  City                State              Zip                City                  State            Zip

-----------------------------------------------------     -----------------------------------------------------
Telephone Number     (home)             (work)              Telephone Number       (home)         (work)

-----------------------------------------------------     -----------------------------------------------------

3A.                                                       4A.
Birth Date  ________________         Age  ______          Birth Date  ________________           Age  ______

Place of Birth ________________  / / Male  / / Female     Place of Birth ________________  / / Male  / / Female

------------------------       ----------------------     ------------------------       ----------------------
   Social Security                   Occupation              Social Security                   Occupation

5. Will this contract replace any existing life insurance policy or annuity contract in this or any other company?

   Yes / /  No / /             If yes, please list company name and policy/contract number(s).
   Company name: ___________________                      Policy/Contract Number  ___________________

    OWNER(S) (IF OTHER THAN PROPOSED INSURED(S))

6.  Name                                                     Address

Tax ID/Social Security Number

If payor is other than owner:                                Payor  Address

Name:

     BENEFICIARY      All designated beneficiaries will be considered primary beneficiaries, sharing equally, unless otherwise indicated.

7.

                            Relationship    Primary     Contingent                   Relationship    Primary   Contingent
           Name             (To Insured)      %             %             Name       (To Insured)       %          %


    PAYMENT ALLOCATION       Allocations must total 100%. The minimum percentage allocation is [5%] and must be in whole numbers.

                                                                  If chosen do not complete allocation percentages below.
8.
    ASSET ALLOCATION MODEL _______________________                Asset Allocation Models are rebalanced quarterly.

8A. FIXED ACCOUNT               _____%     8B.     First Year Fixed Account Guaranteed Interest Rate      _______ %

8C. SUB-ACCOUNTS                 Please make no more than 10 selections.

310 AIM V.I. Govt. Securities        _____ %  440 Dreyfus IP Tech. Growth      ____ %   520 MFS VIT High Income        ____ %

350 AIM V.I. International Growth   _____ %  460 Dreyfus Stock Index          ____ %   540 MFS VIT Utilities          ____ %

370 INVESCO VIF Technology          _____ %  470 Dreyfus VIF Appreciation     ____ %   560 MFS VIT Investors Trust    ____ %

380 AIM V.I. Capital                         471 Dreyfus Socially
    Appreciation                    _____ %      Responsible Growth           ____ %   570 MFS VIT Research           ____ %

110 Colonial Strategic Income                472 Dreyfus IP Emerging                   571 MFS VIT Capital
                                    _____ %      Leaders                      ____ %        Opportunities             ____ %

120 Columbia High Yield             _____ %  600 Franklin Money Market        ____ %   580  MFS VIT Emerging Growth   ____ %

160 Liberty Growth & Income         _____ %  610 Franklin Strategic Income    ____ %   200  Liberty Money Market      ____ %

170 Colonial Small Cap Value        _____ %  650 Templeton Growth             ____ %   230 Liberty Asset Allocation   ____ %

                                             660 Franklin Growth & Income     ____ %   270  Stein Roe Growth Stock    ____ %

                                             670 Franklin Large Cap Growth    ____ %   Other                          ____ %

SPV-9890-APP     [copy 1 to Liberty Life]            [copy 2 to agent]                       [copy 3 to client]   5/04

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                                                                 [contract#####]

UNDERWRITING INFORMATION    Please answer Yes or No, circle all that apply and
                             provide details as requested.

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                                                                                                  INSURED A          INSURED B

9.   Has the insured been:                                                                       Yes      No       Yes       No

A.   Hospitalized or surgically treated within the last 2 years for heart disease?               / /     / /       / /      / /

B.   Treated within the last 5 years for cancer?                                                 / /     / /       / /      / /

C.   Diagnosed with or treated by a member of the medical profession for: stroke or other cerebrovascular disease (TIA), diabetes treated with insulin, kidney disease (not to include bladder or prostate), Alzheimer's disease, paralysis, multiple sclerosis or
     other nervous system disorder, liver disease, Acquired Immunodeficiency Syndrome            / /     / /       / /      / /
     (AIDS), alcohol or drug abuse?

D.   Turned down, cancelled or refused renewal of life or health insurance?                      / /     / /       / /      / /

                                                                                                  INSURED A          INSURED B

10.  Has the insured been:                                                                       Yes      No       Yes       No

A.   Diagnosed with or treated within the last 10 years for: heart disease or arrhythmia, blood pressure treated with medication, vascular or circulatory disease, emphysema or other chronic lung or respiratory disorder (COPD), cancer, diabetes, Crohn's disease, ulcerative colitis, epilepsy, anemia or other disease or disorder of the blood or immune system, or been advised to have a diagnostic test or surgery which
     has not been performed (excluding HIV tests or dental work)?                                / /     / /       / /      / /

B.   Unable to work or perform regular  activities for more than 7 consecutive days within
     the past 12 months because of  sickness or injury?                                          / /     / /       / /      / /

C.   Hospitalized for any reason within the last 6 months?                                       / /     / /       / /      / /

D.   Charged an extra rate for life or health insurance?                                         / /     / /       / /      / /

                 Insured A             Insured B           CLASS DETERMINATION                    INSURED A          INSURED B

Height          ___________           ____________                                               Standard / /       Standard / /
Weight          ___________           ____________                                               Rated    / /       Rated    / /

11.  Has the Insured used tobacco of any kind within the last 12 months?                         Yes      / /       Yes      / /
                                                                                                 No       / /       No       / /

12.  Provide full details here for questions 9 and 10 answered "Yes." Please include date of onset, any medications taken, treatment received, names of hospitals and treating physicians. Attach an additional sheet of paper for additional space, if necessary.
     Please check the box if an additional sheetis attached / /.

Ques.     NAME OF PROPOSED         DETAILS/CONDITIONS/        ONSET     RECOVERY     NAME & ADDRESS OF PHYSICIANS & HOSPITALS
  No.         INSURED                 COMPLICATIONS           MO/YR      MO/YR


SUITABILITY

                                PLEASE READ CAREFULLY                                                  Yes             No

13.  Did you receive the current prospectus for the life contract applied for?                         / /             / /

14.  Do you understand that the contract values including the Death Benefit may increase
     or  decrease, depending on the investment performance of the sub-accounts?                        / /             / /

15.  Do you understand that the contract may lapse only if the surrender value becomes
     insufficient to cover the Monthly Deductions?                                                     / /             / /

16.  Do you understand that the initial payment may be held in the Fixed Account until
     after your Right to Return period expires?                                                        / /             / /

17.  Do you believe that this contract is consistent with your insurance needs and
     financial objectives?                                                                             / /             / /

AGENT

To the best of your knowledge, will the               Bank Name/GA              Branch
contract applied for replace any existing life
insurance or annuity in this or any
other company?               Yes / /    No / /

Agent Name                                            FAX Number                Agent License Number

Agent Signature                                       Telephone Number          Split Commissions  Yes  / /    No  / /_____% to
                                                                                Name:

SPV-9890-APP     [copy 1 to Liberty Life]            [copy 2 to agent]                       [copy 3 to client]   5/04
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                                                                 [contract#####]

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SPECIAL REQUESTS                                                                                       Yes             No

18.  Is Dollar Cost Averaging elected?                                                                / /             / /

19.  Is Asset Rebalancing elected?    (Do not complete if an Asset Allocation Model is
     used.)                                                                                            / /             / /

20.  Please indicate if you refuse Telephone Transfer privileges. / /

     If you answered Yes to question 18, applicable administrative form(s) must be completed and submitted for your elections to be effective.
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SIGNATURES

AUTHORIZATION TO OBTAIN INFORMATION
I AUTHORIZE any licensed physician, medical practitioner, hospital, clinic, other medical or medically-related facility, insurance or reinsuring company, the Medical Information Bureau, Inc. (MIB), consumer reporting agency, employer or former employer to give Liberty Life Assurance Company of Boston (Liberty), its employees and reinsurers any information about my: physical or mental condition, character, general reputation, habits, finances, insurance history; occupation; and hobbies. I also authorize Liberty to obtain an investigative consumer report on me. This authorization applies to all types of information, including but not limited to information regarding HIV infection, AIDS and mental health.

I AM AWARE that Liberty will use this information to determine if I am eligible for insurance or for benefits under an in force policy/contract. I am aware that Liberty may give this information to: its reinsurers, the MIB; other persons or entities that perform services related to my application or claim; or as may be authorized or required by law.

I AGREE that this form shall be valid for 30 months from the date below. I agree that a copy will be as valid as this original.

I HAVE received the Notice of Information Practices and the notices required by the Federal Fair Credit Reporting Act and MIB.

LIVING BENEFIT DISCLOSURE ACKNOWLEDGEMENT
I acknowledge that Liberty's Accelerated Death Benefit is available under this contract and I have read the disclosure pertaining to Liberty's Living Benefit. I understand that the receipt of an accelerated death benefit may affect eligibility for public assistance programs and may be taxable. I understand there is a one-time administration fee not to exceed $100 when I submit a claim to accelerate the benefit. I understand the amount of accelerated death benefit elected will be discounted because it is an early payment.

SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER (TIN) CERTIFICATION
By signing this application, the named Owner certifies under penalties of perjury that: (1) the TIN shown on Question 6 of this application is correct, and (2) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (if you are subject to backup withholding, cross out item 2 above).

THE AMOUNT AND DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE FIXED ACCOUNT EARNINGS AND CONTRACT CHARGES. SEPARATE ACCOUNT VALUES ARE VARIABLE AND MAY INCREASE OR DECREASE. THESE VALUES ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

INSURING AGREEMENT
I/we declare that all statements and answers given in this application are true and complete to the best of my/our knowledge and belief. I/we also agree that they will form the basis for, and be a part of, any contract of insurance issued by the Company. I/we also agree that: No sales representative has the authority to determine insurability, waive any rights or requirements of the Company, or make or modify any contract of insurance. No information obtained by any such person will bind the Company unless set out in writing in a part of the application.


----------------------------------   -------------------------------------------
      Signature of Insured A                  Signature of Insured B


----------------------------------   -------------------------------------------
     Signature of Joint Owner        Signature of Owner if Other than Insured(s)


Dated at ___________on ___________   -------------------------------------------
       City and State Contract Date     Signature of Registered Representative

OFFICE USE ONLY

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SPV-9890-APP     [copy 1 to Liberty Life]            [copy 2 to agent]                       [copy 3 to client]   5/04
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